SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[X] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MCG Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ x ] No fee required.

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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1

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[ ]
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2

MCG CAPITAL CORPORATION
1100 Wilson Boulevard, Suite 800
Arlington, Virginia 22209
(703) 247-7500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2002

To the Stockholders of MCG Capital Corporation:

The 2002 Annual Meeting of Stockholders of MCG Capital Corporation (the “Company”) will be held at the Tower Club, 8000 Towers Crescent Drive # 1700, Vienna, Virginia 22182 on May 29, 2002 at 10:00 a.m. (Eastern Time) for the following purposes:

1.	To elect three directors of the Company who will serve for three years, or until their successors are elected and qualified;

2.	To ratify the selection of Ernst & Young LLP to serve as independent public accountants for the Company for the fiscal year ending December 31, 2002;

3.	To consider and act on a proposal to eliminate the fundamental nature of the Company’s investment policies; and

4.	To transact such other business as may properly come before the meeting.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on April 25, 2002. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided, or register your vote by telephone or through the Internet. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board of Directors,

Samuel G. Rubenstein
Secretary

Arlington, Virginia
April 26, 2002

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the Internet. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

MCG CAPITAL CORPORATION
1100 Wilson Boulevard, Suite 800
Arlington, Virginia 22209
(703) 247-7500

PROXY STATEMENT

2002 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MCG Capital Corporation (the “Company”, “we”, “us” or “our”) for use at the Company’s 2002 Annual Meeting of Stockholders (the “Meeting”) to be held on May 29, 2002 at 10:00 a.m. (Eastern Time) at the Tower Club, 8000 Towers Crescent Drive # 1700, Vienna, Virginia 22182 and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2001 are first being sent to stockholders on or about April 26, 2002.

We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or the telephone, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms participate in the ADP Investor Communications Services online program. This program provides eligible stockholders who receive a copy of the annual report and proxy statement, either by paper or electronically, the opportunity to vote via the Internet or by telephone. If the entity holding your shares participates in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone voting information, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1.	To elect three directors of the Company who will serve for three years, or until their successors are elected and qualified;

2.	To ratify the selection of Ernst & Young LLP to serve as independent public accountants for the Company for the fiscal year ending December 31, 2002;

3.	To consider and act on a proposal to eliminate the fundamental nature of the Company’s investment policies; and

4.	To transact such other business as may properly come before the meeting.

Voting Securities

You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on April 25, 2002 (the “Record Date”). On April 25, 2002, there were              shares of the Company’s common stock outstanding. Each share of the common stock is entitled to one vote.

If a majority of the shares entitled to vote are present at the Meeting, then a quorum has been reached and the Meeting can commence. A share is present for quorum purposes if it is represented in person or by proxy for any purpose at the Meeting. Abstentions and Broker Shares that are voted on any matter at the Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote. If a quorum is not present at the Meeting, or if a quorum is present but not enough votes to approve any of the proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

The election of directors requires the vote of a plurality of the Common Stock. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal.

The ratification of the Company’s independent public accountants requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote at the Meeting. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal. Broker Shares will be treated as not present and not entitled to vote with respect to this proposal and will, therefore, reduce the absolute number (but not the percentage) of the affirmative votes required for approval of this proposal.

The approval of the proposal to eliminate the fundamental nature of our investment policies requires an affirmative vote of the lesser of: (i) 67% or more of the Company’s shares present at the Meeting if more than 50% of the outstanding shares of the Company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Company. Shares that are voted as abstentions and Broker Shares will have the effect of a vote against this proposal.

Information Regarding This Solicitation

We will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company (without special compensation therefor). Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator, American Stock Transfer & Trust Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 11, 2002, each current director, each nominee for director, the Company’s executive officers, each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, and the executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13G filings by such persons with the Securities and Exchange Commission.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. Our address is 1100 Wilson Boulevard, Suite 800, Arlington, Virginia 22209.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage of Class(1)
Entities affiliated with The Goldman Sachs Group, Inc. (2) c/o Goldman, Sachs & Co. 85 Broad Street New York, NY 10004	6,037,500	21.3%
Vestar Capital Partners IV, L.P.(3) 245 Park Avenue 41st Floor New York, NY 10167	2,666,667	9.4
American International Group, Inc.(4) 70 Pine Street New York, NY 10270	2,078,720	7.3
Quantum Industrial Partners LDC(5) 888 Seventh Avenue, 33rd Floor New York, NY 10106	1,990,666	7.0
Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, UT 84111	1,888,735	6.7

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage of Class(1)
Bryan J. Mitchell(6)(16)	486,652	1.7
Steven F. Tunney(7)(16)	382,095	1.4
B. Hagen Saville(8)	344,968	1.2
Wallace B. Millner, III(9)	75,464	*
Robert J. Merrick(10)(16)	68,738	*
Samuel G. Rubenstein(11)	75,286	*
Norman W. Alpert(12)	775	*
Joseph H. Gleberman(13)(16)	—	*
Kenneth J. O’Keefe	2,000	*
Jeffrey M. Bucher	2,000	*
Michael A. Pruzan(14)	—	*
Janet C. Perlowski(15)	43,241	*
Executive officers and directors as a group	1,481,219	5.2

*	Represents less than one percent.
(1)	Based on a total of 28,289,884 shares of the Company’s common stock issued and outstanding on April 11, 2002.
(2)
GS Capital Partners II, L.P. is the record holder of 3,895,303 of these shares; GS Capital Partners II Offshore, L.P. is the record holder of 1,548,550 of these shares; Goldman, Sachs & Co. Verwaltungs GmbH is the record holder of 143,679 of these shares; Stone Street Fund 1998, L.P. is the record holder of 345,624 of these shares; and Bridge Street Fund 1998, L.P. is the record holder of 104,344 of these shares, (collectively, the “Goldman Funds”). An affiliate of The Goldman Sachs Group, Inc., of which Goldman, Sachs & Co. is an indirect wholly owned subsidiary, is either the general partner, managing general partner or investment manager of each of the Goldman Funds. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. each disclaims beneficial ownership of the shares owned by such Funds to the extent attributable to partnership interests therein held by persons other than The Goldman Sachs Group, Inc. and its affiliates.

(3)
The record holders of these shares are Vestar Capital Partners IV, L.P. and Vestar/MCG LLC. Vestar/MCG LLC directly beneficially owns 52,657 of these shares. Vestar Associates Corporation IV is the general partner of Vestar Associates IV, L.P. which is the general partner of Vestar Capital Partners IV, L.P. Vestar Associates Corporation IV is also the managing member of Vestar/MCG LLC. Therefore, Vestar Capital Partners IV, L.P. may be deemed to indirectly beneficially own the 52,657 shares of common stock directly beneficially owned by Vestar/MCG LLC.

(4)
The record holder of these shares is American International Group. The following entities may be deemed to be beneficial owners of securities held for the account of American International Group: AIG Global Investment Group, Inc., a parent holding company organized under the laws of Delaware; and AIG Global Investment Corporation, an investment advisory firm organized under the laws of New Jersey.

(5)
The record holder of these shares is Quantum Industrial Partners LDC (“QIP”). The following persons and entities may be deemed to be beneficial owners of securities held for the account of QIP: QIH Management Investor, L.P. (“QIHMI”), an investment advisory firm organized and existing as a Delaware limited partnership, is a minority shareholder of, and (pursuant to constituent documents of QIP) is vested with investment discretion with respect to the portfolio assets held for the account of, QIP. QIH Management, Inc. (“QIH Management”), a Delaware corporation of which George Soros is the sole stockholder, is the sole general partner of QIHMI. QIHMI, by reason of its investment discretion over the securities owned by QIP, and QIH Management, as the sole general partner of QIHMI, may each be deemed the beneficial owner of the shares held for the account of QIP for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Act”). Pursuant to contract, Soros Fund Management LLC (“SFM LLC”) and Mr. Soros, as Chairman of SFM LLC, has the ability to direct the investment decisions of QIHMI and as such may be deemed to have investment discretion over the securities held for the account of QIP and therefore may also be deemed to be the beneficial owner of such shares for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended. The number of shares listed in the table does not include 9,334 shares held by SFM Domestic Investments LLC (“SFM Domestic”). Mr. Soros in his capacity as the sole managing member of SFM Domestic may be deemed to have the sole power to direct the voting and disposition of the shares held for the account of the SFM Domestic Investments.

(6)	This includes 20,438 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 343,255 restricted shares that are subject to forfeiture restrictions.
(7)	This includes 16,127 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 277,951 restricted shares that are subject to forfeiture restrictions.
(8)	This includes 13,919 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 223,032 restricted shares that are subject to forfeiture restrictions.
(9)	This includes 4,719 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days.
(10)	This includes 2,498 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 41,240 restricted shares that are subject to forfeiture restrictions.
(11)	This includes 3,973 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 55,806 restricted shares that are subject to forfeiture restrictions.
(12)	Norman W. Alpert is a director and affiliated with Vestar Capital Partners.
(13)	Joseph H. Gleberman is director and affiliated with the Goldman Funds.
(14)
Michael A. Pruzan is a director and affiliated with QIP and SFM Domestic. Mr. Pruzan is a non-managing member of SFM Domestic. Mr. Pruzan disclaims beneficial ownership over any shares held for the account of SFM Domestic.

(15)	This includes 2,924 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 37,317 restricted shares that are subject to forfeiture restrictions.
(16)	Denotes an individual who is an “interested person” as defined in the Investment Company Act of 1940.

Set forth below is the dollar range of equity securities beneficially owned by each director and each nominee for election as a director of the Company as of April 11, 2002:

Name of Director	Dollar Range of Equity Securities Beneficially Owned (1)(2)(3)
Bryan J. Mitchell(4)	Over $100,000
Steven F. Tunney(4)	Over $100,000
Robert J. Merrick(4)	Over $100,000
Norman W. Alpert	$10,001 – $50,000
Jeffrey M. Bucher	$10,001 – $50,000
Kenneth J. O’Keefe	$10,001 – $50,000
Joseph H. Gleberman(4)	None
Wallace B. Millner, III	Over $100,000
Michael A. Pruzan	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.
(2)	The dollar ranges are: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, or Over $100,000.
(3)	The dollar range of equity securities beneficially owned in the Company is based on the closing price of $19.50 on April 11, 2002 on the Nasdaq National Market.
(4)	Denotes an individual who is an “interested person” as defined in the Investment Company Act of 1940.

PROPOSAL I: ELECTION OF DIRECTORS

Pursuant to the Company’s bylaws, the number of directors is set at nine unless otherwise designated by the board of directors. Directors are elected for a staggered term of three years each, with a term of office of only one of the three classes of directors expiring each year. Our restated certificate of incorporation provides that our board of directors will be no less than five directors and no greater than eleven directors. In addition, our bylaws require the affirmative vote of 75% of the entire board of directors to fix the number of directors at more than eleven or less than seven so long as any of GS Capital Partners II, L.P., Vestar Capital Partners IV, L.P. or Soros Private Equity Partners LLC continues to beneficially own at least 5% our outstanding shares of common stock at all times. Directors serve until their successors are elected and qualified.

The Class I Directors, Messrs. Mitchell, Merrick, and Millner have been nominated for election for a three-year term expiring in 2005. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons as are nominated as replacements. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about the Nominees

Certain information, as of April 11, 2002, with respect to each of the three nominees for election at the Meeting, as well as each of the current directors, are set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company. The business address of each nominee and director listed below is 1100 Wilson Boulevard, Suite 800, Arlington, VA 22209.

Nominees for Directors

Interested Directors

Messrs. Mitchell and Merrick are interested persons as defined in the Investment Company Act of 1940 due to their positions as officers of the Company.

Bryan J. Mitchell

Age 41, has served as our Chief Executive Officer since 1998 and as the Chairman of our board of directors since May 2001. Mr. Mitchell has served as a member of our board of directors since 1998 and also served as our President from 1998 to May 2001. From 1997 to 1998, Mr. Mitchell was a Senior Vice President for First Union National Bank. From 1988 to 1997, Mr. Mitchell was employed by Signet Bank where he served as a Senior Vice President. Mr. Mitchell serves on the board of managers of MCG Finance I, MCG Finance II and MCG Finance III. Mr. Mitchell earned a B.A. in Economics from Syracuse University.

Robert J. Merrick

Age 57, has served as our Chief Credit Officer since 1998. Mr. Merrick has been a member of our board of directors since 1998. Mr. Merrick was employed at Signet Bank where he served as Executive Vice President and

Chief Credit Officer from 1985 to 1997. He earned an A.B. in Economics from Yale University and a Master of Science in Administration from George Washington University.

Independent Directors

Mr. Millner is considered independent for purposes of the Investment Company Act of 1940.

Wallace B. Millner, III

Age 62, has been a member of our board of directors since 1998 and served as Chairman of our board from 1998 through May 2001. From 1973 to 1997, Mr. Millner served in various executive positions at Signet Banking Corporation, a bank holding company, including Vice Chairman and Chief Financial Officer. Mr. Millner serves on the board of directors of the Richmond Symphony Foundation, 1708 Gallery, and the Virginia Museum of Fine Arts Foundation. Mr. Millner earned a B.A. in Economics and English from Davidson College and an M.B.A. from the University of North Carolina—Chapel Hill.

Current Directors

Interested Directors

Mr. Tunney is an interested person as defined in the Investment Company Act of 1940 due to his position as an officer of the Company.

Steven F. Tunney

Age 41, has served as our President since May 2001, as our Assistant Secretary since February 2000 and as our Chief Operating Officer and Treasurer since 1998. Prior to that, he served as our Chief Financial Officer and Secretary from 1998 to 2000. Mr. Tunney has been a member of our board of directors since 1999. From 1997 to 1998, Mr. Tunney was employed at First Union National Bank where he served as a Vice President. From 1996 to 1997, Mr. Tunney was employed at Signet Bank where he served as a Vice President. From 1989 to 1996, he was employed at Cambridge Information Group, Inc., a publishing and information services company, as Chief Financial Officer. Mr. Tunney serves on the board of managers of MCG Finance I, MCG Finance II and MCG Finance III. Mr. Tunney is also a director of UMAC, Inc., Working Mother Media, Inc. and Executive Enterprise Institute, LLC. Mr. Tunney earned a B.A. in Business Administration from Towson State University. Mr. Tunney’s term as director will expire in 2004.

Mr. Gleberman is an interested person as defined in the Investment Company Act of 1940 due to his affiliation with Goldman, Sachs & Co., a beneficial owner of more than 5% of our outstanding shares.

Joseph H. Gleberman

Age 44, has been a member of our board of directors since 1998. Mr. Gleberman has been a Managing Director of Goldman, Sachs & Co., an investment banking firm, since 1996. From 1990 to 1996, Mr. Gleberman was a Partner of Goldman, Sachs & Co. Mr. Gleberman serves as a director of aaiPharma, Inc., Dade Behring Holdings, Inc. and BackWeb Technologies Ltd. He earned a B.A. in Engineering and an M.A. in Economics from Yale University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Gleberman’s term as director will expire in 2004.

Independent Directors

The following directors are considered independent for purposes of the Investment Company Act of 1940.

Norman W. Alpert

Age 43, has been a member of our board of directors since 2000. Mr. Alpert has served as a Managing Director and founding partner of Vestar Capital Partners since 1988. Mr. Alpert serves on the board of directors of Aearo Corp., Advanced Organics, Inc., Remington Products, LLC, Cluett American Corp. and Siegelgale

Holdings, Inc., all companies in which Vestar Capital Partners has a significant equity interest. Mr. Alpert earned an A.B. in American History from Brown University. Mr. Alpert’s term as director will expire in 2004.

Jeffrey M. Bucher

Age 69, has been a member of our board of directors since November 2001. Since 2001, Mr. Bucher has been employed at Kozusko Lahey Harris, LLP, a law firm, where he is of counsel. From 1999 to 2000, Mr. Bucher was employed at Lillick & Charles, LLP (currently Nixon Peabody LLP), a law firm where he was a partner. From 1993 to 1999, Mr. Bucher was employed at Bryan Cave, LLP, a law firm, where he was of counsel. From 1972 to 1976, Mr. Bucher served as a Member of the Board of Governors of the Federal Reserve System. He serves on the board of directors of Mizuho Corporate Bank of California. Mr. Bucher earned an A.B. in Psychology from Occidental College and a J.D. from Stanford University School of Law. Mr. Bucher’s term as director will expire in 2003.

Kenneth J. O’Keefe

Age 47, has been a member of our board of directors since November 2001. Since July 2001, Mr. O’Keefe has been a private investor. From 2000 to 2001, Mr. O’Keefe was employed by Clear Channel Communications, Inc., a diversified media company, where he served as President and Chief Operating Officer of the Clear Channel Radio Group. From 1999 to 2000, Mr. O’Keefe was employed by AMFM, Inc., a radio broadcasting company, where he served as President and Chief Operating Officer until its merger with Clear Channel. From 1997 to 1999, Mr. O’Keefe was employed by Chancellor Media Corporation, a predecessor company to AMFM, Inc., as Executive Vice President—Operations. From 1996 to 1997, Mr. O’Keefe was employed by Evergreen Media Corporation, a predecessor corporation to Chancellor Media, as Executive Vice President—Operations and served on the company’s board of directors. Mr. O’Keefe received his A.B. in Economics from Brown University. Mr. O’Keefe’s term as director will expire in 2003.

Michael A. Pruzan

Age 37, has been a member our board of directors since 2000 and previously served as a director from 1998 to 1999. Mr. Pruzan has served as a Partner at Soros Private Equity Partners since 1999. Prior to joining Soros, Mr. Pruzan spent over eleven years at Goldman, Sachs & Co. in Mergers and Acquisitions, Equity Capital Markets and most recently in Principal Investments. Mr. Pruzan serves on the board of directors of First International Asset Management, Inc., InStar Services Group, Inc., Nextec Applications, Inc., Nusign Industries, LLC, Onvoy, Inc., Raleigh Cycle Limited, and R.V.I. Guaranty Co., Ltd. Mr. Pruzan earned a B.A. in Mathematical-Economics from Wesleyan University. Mr. Pruzan’s term as director will expire in 2003.

Executive Officers Who Are Not Directors

B. Hagen Saville

Age 40, has served as our Executive Vice President of Business Development since 1998. From 1997 to 1998, Mr. Saville was employed at First Union National Bank where he served as a Vice President. From 1994 to 1997, Mr. Saville was employed at Signet Bank where he served as Vice President. Mr. Saville serves on the board of managers of MCG Finance I, MCG Finance II and MCG Finance III. Mr. Saville earned a B.A. in Economics from Washington College, an M.B.A. from the College of William and Mary and a M.S. in Real Estate Finance from New York University.

Samuel G. Rubenstein

Age 40, has served as our Executive Vice President, General Counsel and Secretary since 2000. From 1993 to 2000, Mr. Rubenstein was employed at Bryan Cave, LLP, a law firm, where he was a partner since 1996.

Mr. Rubenstein serves on the board of managers of MCG Finance I, MCG Finance II and MCG Finance III. Mr. Rubenstein earned a B.B.A. in Data Processing and Analysis from the University of Texas at Austin and a J.D. from the George Washington University National Law Center.

Janet C. Perlowski

Age 43, has served as our Chief Financial Officer since 2000 and prior to that as our Controller from 1998 to 2000. From 1983 to 1998, Ms. Perlowski was employed at Signet Bank where she served as Senior Vice President from 1994 to 1998. Ms. Perlowski earned a B.B.A. in Accounting from the College of William and Mary.

Meetings of the Board of Directors and Committees

Our board of directors has established an audit committee, a compensation committee, an investment committee, a nominating committee and a valuation committee. During 2001, the board of directors of the Company held five board meetings and ten committee meetings and also acted by written consent. All directors attended at least 75% of the aggregate number of meetings of the respective boards and of the respective committees on which they served.

The audit committee recommends the selection of our independent public accountants, reviews with such independent pubic accountants the planning, scope and results of their audit of our financial statements and the fees for services performed, reviews with the independent public accountants the adequacy of internal control systems, reviews our annual financial statements and reviews our audit reports and financial statements.

The board of directors adopted a written audit committee charter, which sets forth the responsibilities, authority and duties of the audit committee. A copy of the audit committee charter is included as an appendix to this proxy statement. The audit committee currently consists of Messrs. Millner, O’Keefe and Bucher, all of whom are considered independent under the rules promulgated by the Nasdaq Stock Market. The audit committee held one meeting during 2001.

The compensation committee determines the compensation for our officers based upon recommendations from management. The compensation committee administers our restricted stock arrangements with our officers and employees. The compensation committee consists of three directors. Each of GS Capital Partners II, L.P., Vestar Capital Partners IV, L.P. or Soros Private Equity Partners LLC is entitled to nominate to the board of directors for consideration one nominee to the compensation committee, subject to applicable qualification requirements, as long as such investor continues to beneficially own at least five percent of our outstanding shares of common stock at all times. The approval of at least 75% of the members of the board of directors is required to change the aggregate number of directors serving on the compensation committee (and other aspects of the compensation committee bylaws) as long as any of GS Capital Partners II, L.P., Vestar Capital Partners IV, L.P. or Soros Private Equity Partners LLC continues to beneficially own at least five percent of the Company’s outstanding shares of common stock at all times. The compensation committee currently consists of Messrs. Alpert, Gleberman and Pruzan. The compensation committee did not meet during 2001 but acted by written consent five times.

The investment committee must approve loans to any customer exceeding $10 million and all equity investments. The investment committee currently consists of Messrs. Mitchell, Tunney, Alpert, Gleberman, Millner and Merrick. The investment committee met eight times during 2001.

The nominating committee consists of three directors who are interested persons under the 1940 Act and three directors who are not interested persons under the 1940 Act. The three directors who are not interested persons under the 1940 Act act as a subcommittee of the nominating committee. The nominating committee nominates to the board of directors for consideration candidates for election as directors to the board of directors, except that the subcommittee is solely responsible for selecting and nominating to the board of directors for consideration candidates for election as directors to the board of directors who are not interested persons under the 1940 Act. This subcommittee is responsible for selecting director nominees who are not interested persons under the 1940 Act from among the directors for service on the subcommittee of the nominating committee. The nominating committee (or the subcommittee in the case of any director who is not an interested person of the Company) is required to consider at least one person designated to serve as a director by GS Capital Partners II, L.P., Vestar Capital Partners IV, L.P. or Soros Private Equity Partners LLC as long as such investor continues to beneficially own at least five percent of our outstanding shares of common stock at all times. The nominating committee is also responsible for identifying replacements for Messrs. Mitchell, Merrick, Tunney or Saville, if at any time any such officer is no longer employed by us. The approval of at least 75% of the members of the board of directors is required to change the aggregate number of directors serving on the nominating committee or the subcommittee (and other aspects of the nominating committee bylaw) as long as any of GS Capital Partners II, L.P., Vestar Capital Partners IV, L.P. or Soros Private Equity Partners LLC continues to beneficially own at least five percent of the Company’s outstanding shares of common stock at all times. The current members of the nominating committee are Messrs. Gleberman, Alpert, Pruzan, Millner, Mitchell and Tunney, and the current members of the subcommittee are Messrs. Alpert, Pruzan and Millner. The board of directors in its entirety acting as the nominating committee met one time during 2001, and the subcommittee met one time during 2001.

The valuation committee establishes guidelines and makes recommendations to our board of directors regarding the valuation of our loans and investments. The current members of the valuation committee are Messrs. Bucher, Millner, Pruzan and Tunney. The board of directors in its entirety acting as the valuation committee met two times during 2001.

Compensation of Executive Officers and Directors

The following table sets forth compensation that the Company paid during the year ended December 31, 2001 to all the directors and the three highest paid executive officers of the Company (collectively, the “Compensated Persons”) in each capacity in which each Compensated Person served. Certain of the Compensated Persons served as both officers and directors.

COMPENSATION TABLE

Name and Position	Aggregate Compensation from the Company (1)		Restricted Stock ($)(2)		Pension or Retirement Benefits Accrued as Part of the Company’s Expenses(1)	Directors Fees Paid by the Company
Bryan J. Mitchell(3) Chairman of the Board and Chief Executive Officer	$657,976		$6,182,781	(4)	—	$—
Steven F. Tunney(3) President, Chief Operating Officer, Treasurer and Director	617,976		4,999,326	(5)	—	—
B. Hagen Saville Executive Vice President	552,976		4,028,167	(6)	—	—
Wallace B. Millner, III Director	98,005	(7)	80,223	(8)	—	178,228	(7)(8)
Robert J. Merrick(3) Chief Credit Officer and Director	291,084		743,546	(9)	—	—
Norman W. Alpert Director	—		—		—	—
Jeffrey M. Bucher(10) Director	—		34,000		—	34,000	(12)
Joseph P. DiSabato(11) Director	—		—		—	—
Joseph H. Gleberman(3) Director	—		—		—	—
Todd N. Khoury(11) Director	—		—		—	—
Kenneth J. O’Keefe(10) Director	—		34,000		—	34,000	(12)
Michael A. Pruzan Director	—		—		—	—

(1)	The following table provides detail as to aggregate cash compensation for 2001 as to our three highest paid executive officers:

	Salary	Bonus	Employer 401(k) Contributions
Mr. Mitchell	$292,676	$350,000	$15,300
Mr. Tunney	277,676	325,000	15,300
Mr. Saville	222,676	315,000	15,300

Each executive’s salary includes $2,000 of compensation to be applied to cover benefits costs and the taxable portion of payments made under his group term life insurance policy. Each executive’s bonus includes his entire bonus earned during 2001. A portion of the bonuses were deferred by each executive under our deferred compensation plan. The total amount of compensation deferred by Messrs. Mitchell, Tunney and Saville in 2001 was $0, $32,500 and $0, respectively. The amounts listed under “Employer 401(k) Contributions” for each executive include $5,100 in matching contributions and $10,200 in additional discretionary contributions.
(2)
During 2001 no options were granted to compensated persons. Upon our election to be regulated as a business development company, we terminated our stock option plan and the grants thereunder. In connection with the termination of our stock option plan, we issued 1,539,851 shares of restricted common stock with an aggregate fair market value of approximately $27.4 million as of December 31, 2001 to our employees and directors under our restricted stock plan prior to becoming a business development company. These employees and directors have all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends. See “Restricted Stock Awards” and “Employment Agreements” for a discussion of the terms and conditions of the restricted stock, included forfeiture restrictions.” The value of the restricted stock awards in the table is the value of the stock on the date of grant ($17.00).

(3)	Denotes an individual who is an “interested person” as defined in the Investment Company Act of 1940.
(4)
Mr. Mitchell held 363,693 shares of restricted stock with a fair market value of $6,473,735 as of December 31, 2001. See “Restricted Stock Awards.” Mr. Mitchell holds 53,317 shares of Tier I restricted common stock, 92,413 shares of Tier II restricted common stock and 217,963 shares of Tier III restricted common stock.

(5)
Mr. Tunney held 294,078 shares of restricted stock with a fair market value of $5,234,588 as of December 31, 2001. See “Restricted Stock Awards.” Mr. Tunney holds 39,817 shares of Tier I restricted common stock, 75,928 shares of Tier II restricted common stock and 178,333 shares of Tier III restricted common stock.

(6)
Mr. Saville held 236,951 shares of restricted stock with a fair market value of $4,217,728 as of December 31, 2001. See “Restricted Stock Awards.” Mr. Saville holds 39,303 shares of Tier I restricted common stock, 58,944 shares of Tier II restricted common stock and 138,704 shares of Tier III restricted common stock.

(7)	Mr. Millner held 4,719 shares of restricted stock with a fair market value of $83,998 as of December 31, 2001, which he received for his services as a director. See “Restricted Stock Awards”.
(8)	Mr. Millner received the total fee of $178,228 as the result of his duties in 2001 as the former Chairman of our board of directors and of the audit, compensation and investment committees.
(9)
Mr. Merrick held 43,738 shares of restricted stock with a fair market value of $778,536 as of December 31, 2001. See “Restricted Stock Awards.” Mr. Merrick holds 6,638 shares of Tier I restricted common stock, 11,130 shares of Tier II restricted common stock and 25,970 shares of Tier III restricted common stock.

(10)	These individuals were appointed to serve on our board of directors on November 19, 2001.
(11)	These individuals resigned from our board of directors in connection with our initial public offering.
(12)	Consists only of restricted stock awards granted during 2001. Such awards are also included in the column titled “Restricted Stock.”

Compensation of Directors

None of our non-employee directors other than Messrs. Millner, Bucher and O’Keefe, received any compensation from us for the year ended December 31, 2001. In connection with their service on our board of directors, Messrs. Millner, Bucher and O’Keefe each received a one-time grant of 2,000 shares of our common stock under our restricted stock plan. See “Compensation of Executive Officers and Directors.” Directors who are our employees do not receive additional compensation for service as a member of our board of directors.

Our board of directors will determine the amount of any fees, whether payable in cash or shares of common stock, and expense reimbursements that directors will receive for attending meetings of the board of directors or committees of the board.

Restricted Stock Awards

Upon our election to be regulated as a business development company, we terminated our stock option plan and the option grants made thereunder. In connection with the termination of our stock option plan, we issued 1,539,851 shares of our common stock, which are restricted, to our employees and directors under our restricted stock plan prior to becoming a business development company. These employees and directors have all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends. The total number of shares issued for the termination of the stock option plan was based upon the Black-Scholes option-pricing model and assumptions approved by our board of directors.

With respect to 276,054 of the total shares of restricted common stock, the forfeiture provisions will lapse as to one-tenth of such shares initially granted to an employee at the end of each of the ten consecutive calendar year quarters beginning April 1, 2002 so long as that employee remains employed by us on the applicable date. With respect to 63,797 of the total shares of restricted common stock (together with the 276,054 shares, the “Tier I restricted common stock”), forfeiture restrictions no longer apply.

With respect to 437,500 of the total shares of restricted common stock, the forfeiture provisions will lapse as to one-fourteenth of such shares initially granted to an employee at the end of each of the fourteen consecutive calendar year quarters beginning April 1, 2002 so long as that employee remains employed by us on the applicable date. With respect to 62,500 of the total shares of restricted common stock (together with the 437,500 shares, the “Tier II restricted common stock”), forfeiture restrictions no longer apply.

674,030 of the total shares of restricted common stock will be subject to two independent forfeiture conditions, one relating to employment status and the other relating to total return to stockholders. 25,970 shares of restricted common stock held by Mr. Merrick (together with the 674,030 shares, the “Tier III restricted common stock”) are not subject to the forfeiture condition related to total return-based criteria, but will be subject to the forfeiture condition related to employment status. Our compensation committee also is required to take action for a forfeiture to occur if the total return-based criteria are not met.

Pursuant to the first forfeiture condition, all shares granted to an employee generally will be forfeited unless the employee is still employed by us on September 30, 2005. Pursuant to the second forfeiture condition, the forfeiture provisions will lapse as to 25% of the total amount of shares of Tier III restricted common stock granted to an employee if at the end of the relevant period the following two criteria are met:

•	a total return of 20% for the period beginning on December 4, 2001 and ending on December 31, 2002 and of 15% for each of the three 12-month periods beginning October 1, 2002; and

•	at the end of each of the second, third and fourth periods described above, an average of the total returns since December 4, 2001 of at least 10%.

If both of the foregoing return-based criteria are not met in a particular period, the shares will not be subject to forfeiture for that reason if the average of the total returns for such period and all prior periods is at least 20%, although the employment status forfeiture condition would still apply. Moreover, if at the end of any of the four periods described above the average of the total returns since December 4, 2001 through the end of such period is at least 10% and also results in the average of the total returns for each of the prior periods being at least 10%, the forfeiture provisions will lapse as to the total amount of shares for all prior periods for which the first return-based criterion described above is satisfied but the second return-based criterion described above is not satisfied. Once the criteria are met for a particular period, the Tier III restricted common stock allocable to that period is no longer subject to forfeiture unless the employee is not still employed by us on September 30, 2005 or unless a change in control takes place.

“Total return” is calculated assuming an investor purchases one share on the first day of each period, receives dividends in cash throughout the period (assuming no reinvestment for purposes of this calculation), and sells that share on the last day of the period at a price that is the average of the closing sales price of the common stock on the last 10 trading days of the applicable period (including the last trading day of the applicable period). The “total return” for the Tier III restricted common stock held by Messrs. Mitchell, Saville and Tunney will be calculated with an assumed starting point for each period equal to the higher of $22 or the average of the closing sales price of the common stock on the last 10 trading days of the prior period. In addition, if the total return-based criteria are not met, the Tier III restricted common stock will not be forfeited unless our compensation committee determines that all or some portion of the stock will be forfeited based on factors it deems relevant at that time.

The restricted common stock also will be subject to various provisions relating to the lapsing of the forfeiture provisions in the event of termination of employment, death or disability. In addition, upon a change of control of MCG Capital, all forfeiture restrictions will lapse with respect to Tier I and Tier II restricted common stock, and except for Messrs. Mitchell, Saville and Tunney, all forfeiture restrictions will lapse with respect to Tier III restricted common stock held by employees. Upon a change in control of MCG Capital, the forfeiture restrictions applicable to Tier III shares of restricted common stock held by Messrs. Mitchell, Saville and Tunney will lapse with respect to (A) the Tier III shares of restricted common stock for which the above described performance based criteria were satisfied prior to the date of the change in control transaction, and (B) the greater of (i) one-third of the Tier III shares of restricted common stock for which the above described performance based criteria were not satisfied prior to the date of the change in control transaction so long as the consideration paid (in whatever form) to MCG Capital shareholders in the change of control transaction is at least $22 per share of common stock or (ii) the Tier III shares of restricted common stock for which the above described performance based criteria were not satisfied prior to the date of the change in control transaction but for which the above described performance based criteria would be deemed to be satisfied after taking into account the consideration paid to the MCG Capital shareholders in the change in control transaction; provided, however, if the change in control occurs due to changes to the majority of the incumbent board as defined in the restricted stock agreements, the forfeiture restrictions applicable to one-third of the Tier III shares of restricted common stock for which the above described performance based criteria were not satisfied prior to the date of the change in control transaction will lapse so long as none of the individuals who were members of the incumbent board and are affiliated with GS Capital Partners II, L.P., Vestar Capital Partners IV, L.P. or Soros Private Equity Partners LLC vote for the new board of directors or, in the event any such individual vote for the new board of directors, the forfeiture restrictions applicable to all of such Tier III shares of restricted common stock will lapse. See “Certain Relationships and Transactions — Loans to and Other Agreements with Our Executive Officers”.

Employment Agreements

We entered into employment agreements with Messrs. Mitchell, Tunney, and Saville on November 28, 2001. The term of each agreement is four years. The term will end earlier if the executive resigns, is disabled, dies or is terminated by us for any reason. However, in the event of a change in control (as defined in the employment agreements) during the last year of the agreement, the employment agreements will not expire for a period of twelve months after the occurrence of the change in control so long as either the executive agrees to such extension or all of the executive’s restricted stock becomes immediately non-forfeitable.

The employment agreements for Messrs. Mitchell, Tunney, and Saville provide for an annual base salary as described below. In addition, the executives are entitled to participate in any incentive compensation program instituted by us. The agreements also provide for employee benefits available to other employees of the Company and the reimbursement of out-of-pocket expenses. The agreements also, in a number of circumstances, govern the forfeiture restrictions with respect to the restricted stock issued to these executives in connection with the termination of our stock option plan. Messrs. Mitchell, Tunney and Saville are paid initial base salaries and own shares of restricted stock as follows:

Name	Initial Annual Base Salary	Number of Restricted Shares
		Tier I	Tier II	Tier III
Bryan J. Mitchell	$290,000	53,317	92,413	217,963
Steven F. Tunney	$275,000	39,817	75,928	178,333
B. Hagen Saville	$220,000	39,303	58,944	138,704

Pursuant to the employment agreement, if an executive’s employment is terminated by us for cause or by disability, death or by the executive (other than for “good reason” as defined in his employment agreement), the executive would be entitled to receive, among other things, his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. In addition, the executive will generally forfeit any shares of Tier I, Tier II and Tier III restricted common stock as to which the forfeiture restrictions have not lapsed, with certain exceptions. If Messrs. Tunney or Saville cease employment due to death or disability, a certain portion of their

Tier I, Tier II and Tier III shares of restricted common stock will become immediately non-forfeitable. If Mr. Mitchell’s employment terminates due to death or disability, all of his shares of restricted common stock will become immediately non-forfeitable. In addition, Messrs. Tunney and Saville are the beneficiaries of life insurance and disability insurance policies in amounts sufficient to cover their outstanding loans to the Company.

If an executive terminates his employment for good reason (as defined in his employment agreement), or if we terminate his employment other than for cause (as defined in his employment agreement), death or disability, the executive will be entitled to receive, among other things, two times the sum of his highest annual base salary in the then current year or during the prior three years and his average bonus for the past three years, paid in 24 equal monthly installments. In addition, the executive will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. The executive will be entitled to receive benefits under any group health and life insurance for two years after termination. If termination occurs after a change in control, the executive will be entitled to base salary and benefits under group health and life insurance plans in effect immediately prior to the change in control, if greater. Moreover, if the executive terminates his employment for good reason, or if we terminate the executive’s employment other than for cause, death or disability or without a vote of more than 50% of the number of directors constituting the entire board of directors, the forfeiture restrictions on all of the Tier I, Tier II and Tier III shares of restricted common stock will immediately lapse. If we terminate the executive’s employment other than for cause, death or disability, but with a vote of more than 50% of the number of directors constituting the entire board of directors, the forfeiture restrictions on all the Tier I and a certain portion of Tier II and Tier III shares of restricted common stock will immediately lapse. “Good reason” includes, among other things, (i) certain changes in the executive’s status, title, position or responsibilities, (ii) a reduction in the executive’s base salary not proportionally applicable to all employees, or (iii) if Mr. Mitchell or Mr. Tunney is not reelected to our board of directors.

If the executive does not enter into a new or an amended employment agreement upon a change in control, the term of the agreement will end and the executive will be entitled to receive, among other things, two times the sum of his highest annual base salary in the then current year or during the prior three years and his average bonus for the past three years, paid in 24 equal monthly installments. In addition, the executive will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. The executive will be entitled to receive benefits under any group health and life insurance plans for two years after termination. However, if the change in control occurs during the last year of the agreement, the employment agreements shall not expire for a period of twelve months after the occurrence of the change in control so long as either the executive agrees to such extension or all of the executive’s restricted stock becomes immediately non-forfeitable. In such case, the executive will not be entitled to any further payments or benefits.

In the event of a change of control, the forfeiture provisions in an executive’s Tier I, Tier II, and Tier III shares of restricted common stock lapse in varying degrees.

The employment agreement prohibits the executive, during his employment with us and for a period of two years after the executive’s termination of employment for any reason, from soliciting any of our employees, clients and certain prospective clients. The employment agreement also prohibits the executive, during his employment with us and for a period two years after the executive’s termination of employment for any reason, other than as a result of expiration of the term, from engaging in any business or activity that competes with us. The agreement also requires that the executives protect our confidential information. If the executive or his subsequent employer successfully challenges the enforceability of the non-compete and/or non-solicitation provisions of the employment agreement, then the severance amount and the severance period, including the severance benefit period will be reduced proportionately to the time period that such non-compete and non-solicitation restrictions actually remain in effect.

An executive is also be entitled to receive payments in the amount of any excise tax imposed under Sections 4999 and 280G of the Internal Revenue Code of 1986 as a result of a change of control in accordance with Section 280G.

Messrs. Mitchell, Tunney and Saville currently have loans outstanding to us with respect to prior purchases of stock and restricted stock. See “Certain Relationships and Transactions—Loans to and Other Agreements with our Executive Officers”.

Bonus Awards

We pay discretionary cash bonus awards to our employees annually. The awards have been based on individual performance. The total amount of awards made annually has varied depending on our financial results and other factors that our compensation committee has deemed appropriate. We intend to continue this arrangement under the terms and conditions that our compensation committee will determine.

Deferred Compensation Plan

During 2000, we created a deferred compensation plan for key executives which allows eligible employees to defer a portion of their salary and bonus to an unfunded deferred compensation plan that we manage. Our managing directors and certain employees are eligible to participate in the plan. Contributions to the plan earn interest at a rate of 2% over our internal cost of funds rate, as defined by the plan. The plan became effective on October 1, 2000.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Transactions with Certain Persons

Heller Financial, Inc., a shareholder holding approximately 8% of our common stock prior to our initial public offering, provided our primary lending facility prior to December 28, 2001. On June 24, 1998, our wholly owned subsidiary, MCG Finance I, LLC (formerly MCG Finance Corporation), entered into a $400 million senior secured credit facility with Heller Financial, Inc., as agent, which was due to expire on January 2, 2002. For the year ended December 31, 2001, interest paid to Heller Financial, as agent, totaled $20.2 million. This facility was paid off during December 2001 with proceeds from our initial public offering and concurrent private offering and the securitization of loans under a term securitization facility through Wachovia Securities.

Immediately prior to the completion of our initial public offering, we issued 68,930 shares of common stock for the termination of all warrants held by Wachovia Corporation without regard to exercise price. At that time, Wachovia Corporation was a shareholder. The warrants consisted of warrants to purchase 226,000 shares of common stock at an exercise price of $20 per share, 186,000 shares at an exercise price of $30 per share and 104,000 shares at an exercise price of $40 per share. The total number of shares issued for the termination of the warrants was based on the Black-Scholes option-pricing model and assumptions negotiated with Wachovia Corporation and approved by our board of directors. In addition, we have a $200 million variable series securitization facility and a $265.2 million term funding securitization agreement that were arranged by Wachovia Securities, an affiliate of Wachovia Corporation. Interest paid to an affiliate of Wachovia Corporation holding the Series 2000-1 Notes under the variable series securitization facility totaled $4.9 million for the year ended December 31, 2001.

Certain funds affiliated with The Goldman Sachs Group, Inc. own a significant portion of our outstanding common stock. We have agreed that for so long as the stockholders affiliated with The Goldman Sachs Group, Inc. own at least 50% of our common stock currently owned by them, Goldman, Sachs & Co. will have the right to provide all of our investment banking services (other than any underwriting of securities, commercial banking services, any determination of fair market value pursuant to any employment, consulting or severance agreement and services relating to any securitization or other debt issuances) upon terms mutually satisfactory to them and to us. If we are unable to agree on those terms, we may hire another investment banking firm.

During 2001, three of our directors, Messrs. Millner, Bucher and O’Keefe, each received 2,000 shares of our common stock in connection with their service on our board of directors.

Certain stockholders, including stockholders affiliated with The Goldman Sachs Group, Inc., Vestar Capital Partners, Soros Fund Management and FBR Asset Investment Corporation, will, under some circumstances, have the right to require us to register their shares with the Securities and Exchange Commission or request that their shares be included in registration statements that we may file so that those shares may be publicly resold.

We are obligated to effect up to nine demand registrations for four of our stockholders. The stockholders affiliated with The Goldman Sachs Group, Inc. have the right to request up to four demand registrations, the stockholders affiliated with Vestar Capital Partners and stockholders affiliated with Soros Fund Management each have a right to request up to two demand registrations and FBR Asset Investment Corporation has the right to request one demand registration. All of these registration rights are subject to conditions and limitations, among them our right or the right of the underwriters of an offering to limit the number of shares included in a registration under some circumstances.

Loans to and Other Agreements with our Executive Officers

Certain of our executive officers have employment agreements with us. See “Compensation of Executive Officers and Directors—Employment Agreements”.

In connection with our formation in 1998, certain of our executive officers and other members of management delivered promissory notes to us to purchase shares of common stock. These promissory notes are due on June 24, 2003 and bear interest at a fixed rate per annum equal to 8.2875% payable annually. In addition, during 2000 certain of our additional executive officers and other members of management delivered promissory notes to us in connection with the purchase of shares of common stock. These promissory notes are due on July 11, 2005 and bear interest at a fixed rate per annum equal to 8.25% payable annually. These notes are nonrecourse as to the principal amount but recourse as to the interest. Each loan is secured by the stock purchased with the loan as well as other common stock of the Company owned by such officer or other member of management.

Many of our executive officers and other employees also delivered additional partially nonrecourse promissory notes to us, with an aggregate face value of $5.8 million, for the purchase of a portion of the restricted common stock issued in connection with the termination of our stock option plan and grants thereunder. The notes are nonrecourse as to the principal amount but are recourse as to interest. Accordingly, the executive officers and other employees are personally liable for interest payments. Each loan is secured by all of the restricted common stock held by each executive officer and other employees, and in the cases of Messrs. Mitchell, Tunney and Saville, for a specified time period, additional shares of common stock owned by such executive officers. The notes bear interest at 4.13%, with interest payable annually during the term of tne note and all principal due on May 28, 2006, subject to acceleration events.

The following table summarizes information about these loans and the amounts outstanding as of December 31, 2001 with respect to our executive officers:

Name of Debtor and Title	Date of Loan	Amount of Loan	Rate of Interest	Current Balance of Loan
Bryan J. Mitchell Chairman of the Board of Directors and Chief Executive Officer	6/24/98 12/3/01	$100,000 1,188,451	8.2875 4.13%	$100,000 1,188,451

Steven F. Tunney Director, President, Chief Operating Officer and Treasurer	6/24/98 12/3/01	150,000 943,913	8.2875 4.13	150,000 943,913

B. Hagen Saville Executive Vice President, Business Development	6/24/98 12/3/01	200,000 801,214	8.2875 4.13	200,000 801,214

Janet C. Perlowski Chief Financial Officer	7/11/00 12/3/01	22,500 80,618	8.25 4.13	22,500 80,618

Samuel G. Rubenstein Executive Vice President, General Counsel and	7/11/00 12/3/01	75,000 222,773	8.25 4.13	75,000 222,773
Corporate Secretary

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Securities and Exchange Commission and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons, the Company believes that during 2001 all Section 16(a) filing requirements applicable to such persons were met in a timely manner, except for one filing by Mr. Alpert with respect to one transaction.

Audit Committee Report

The Audit Committee of the Board of Directors of MCG Capital Corporation (the “Audit Committee”) operates under a written charter the current version of which was adopted by the Board of Directors on November 19, 2001 and filed as an appendix to the Proxy Statement for the 2002 Annual Meeting of Stockholders. The Audit Committee is currently comprised of Wallace B. Millner, III (Chair), Kenneth J. O’Keefe and Jeffrey M. Bucher.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent auditors.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Auditors

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditors, matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

Conclusion

Based on the Audit Committee’s discussion with management and the independent auditors, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommends that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommends the selection of Ernst & Young LLP to serve as independent auditors for the fiscal year ended December 31, 2002.

Respectfully Submitted,

The Audit Committee

Wallace B. Millner, III, Chair
Kenneth J. O’Keefe, Member
Jeffrey M. Bucher, Member

PROPOSAL II: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The disinterested members of the board of directors have selected Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 2002. This selection is subject to ratification or rejection by the stockholders of the Company. If the stockholders ratify the selection of Ernst & Young LLP as the Company’s accountants, Ernst & Young LLP also will be the independent public accountants for all subsidiaries of the Company.

Ernst & Young LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is not expected that a representative of Ernst & Young LLP will be present, or available to answer questions, at the Meeting, but a representative would have an opportunity to make a statement if he or she chose to attend.

Audit Fees.    The aggregate fees billed for professional services rendered by Ernst & Young LLP in 2001 for the audit of the Company’s annual financial statements for 2001 were $110,000.

Financial Information Systems Design and Implementation Fees.    The aggregate fees billed in 2001 for professional services rendered by Ernst & Young LLP for information technology services relating to financial information systems design and implementation were $0.

All Other Fees.    The aggregate fees billed in 2001 for all other services rendered by Ernst & Young LLP were $705,200, of which $671,600 were audit related and $33,600 were non-audit related. Audit related fees relate to services rendered in connection with the Company’s initial public offering and securitization transactions. Non-audit fees consist of fees for tax services.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Ernst & Young LLP as the independent public accountants of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

PROPOSAL III: ELIMINATION OF FUNDAMENTAL NATURE OF INVESTMENT POLICIES

The board of directors has authorized, and recommends that stockholders of the Company approve, the elimination of the fundamental nature (i.e., changeable only by stockholder vote) of the investment policies listed below. This proposal is intended to remove unnecessary restrictions on our operations, which exceed the requirements imposed on a business development company by the 1940 Act.

The Company’s fundamental investment policies currently state as follows:

•
We will not act as an underwriter of securities of other issuers, except to the extent that we may be deemed an “underwriter” of securities (i) purchased by us that must be registered under the Securities Act of 1933 before they may be offered or sold to the public, or (ii) in connection with offerings of securities by our portfolio companies;

•
We will not purchase or sell real estate or interests in real estate or real estate investment trusts, except that we may purchase and sell real estate or interests in real estate in connection with the orderly liquidation of or pursuit of remedies with respect to investments and we may own the securities of companies or participate in a partnership or partnerships that are in the business of buying, selling or developing real estate or we may own real estate for our own uses;

•	We will not sell securities short in an uncovered position;

•
We will not write or buy uncovered put or call options, except to the extent of options, warrants, or conversion privileges in connection with our loans or other investments, and rights to require the issuers of such investments or their affiliates to repurchase them under certain circumstances;

•
We will not engage in the purchase or sale of commodities or commodity contracts, including futures contracts, except for purposes of hedging in the ordinary course of business or where necessary in working out distressed loan or investment situations; and

•
We will not acquire more than 3% of the voting stock of, or invest more than 5% of our total assets in any securities issued by, any other investment company, except if we acquire them as part of a merger, consolidation or acquisition of assets or if they result from a sale of a portfolio company, or otherwise as permitted under the 1940 Act.

For regulatory purposes, we were registered under the 1940 Act as a closed-end investment company for the period of time our registration statement for our initial public offering became effective until the completion of the offering upon which we registered as a business development company. As a result we were required to designate certain investment policies as fundamental as a closed-end fund under the 1940 Act; however, a business development company is not required to designate investment policies as fundamental. Certain of these policies are, in effect, restatements of restrictions under the 1940 Act that apply to a business development company or otherwise, and, as a practical matter, are not inconsistent with the normal operation of the Company. Eliminating the fundamental nature of the policies listed above is expected to have no impact on our operations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELIMINATION OF THE FUNDAMENTAL NATURE OF THE COMPANY’S INVESTMENT POLICIES.

OTHER BUSINESS

The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.

Submission of Stockholder Proposals

The Company expects that the 2003 Annual Meeting of Stockholders will be held in May 2003, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Arlington, Virginia, and the Company must receive the proposal no later than December 29, 2002, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 24, 2003 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on February 24, 2003.

Notices of intention to present proposals at the 2003 annual meeting should be addressed to Samuel G. Rubenstein, our Executive Vice President, General Counsel and Secretary, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 800, Arlington, Virginia 22209. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Company will provide without charge to each stockholder upon written request a copy (without exhibits, unless otherwise requested) of the Company’s Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2001. Requests for copies should be addressed to Investor Relations, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 800, Arlington, Virginia 22209. Copies may also be accessed electronically by means of the Securities and Exchange Commission’s home page on the Internet at http://www.sec.gov. The Annual Report on Form 10-K is not part of the proxy solicitation materials.

You are cordially invited to attend the annual meeting of stockholders in person. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors

Samuel G. Rubenstein
Secretary

Arlington, Virginia
April 26, 2002

Appendix A

MCG Capital Corporation

Audit Committee Charter

Purpose

The purpose of the Audit Committee is to assist the Board of Directors of the Company in fulfilling its responsibilities to oversee the Company’s financial reporting process, including monitoring the integrity of the Company’s financial statements and the independence and performance of the Company’s internal and external auditors. It is the responsibility of executive management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the Company’s independent auditors to audit those financial statements. The Audit Committee’s responsibility is one of oversight and in carrying out its responsibility, the Audit Committee is not providing any expert or other special assurance as to the Company’s financial statements.

Membership Requirements

The Audit Committee shall be comprised of that number of directors as the Board of Directors shall determine from time to time, such number not to be less than three (3), each of which Directors shall meet all applicable requirements of the Audit Committee Policy of Nasdaq with respect to independence, financial literacy, accounting or related financial expertise, and any other matters required by Nasdaq. The members of the Audit Committee, including the Chairman thereof, shall be appointed annually by the Board of Directors.

Authority

In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Company’s management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee’s sole discretion.

Responsibilities

The following are the general responsibilities of the Audit Committee and are set forth only for its guidance. The Audit Committee may diverge from these responsibilities and may assume such other responsibilities as it deems necesary or appropriate in carrying out its oversight functions. The Audit Committee shall:

•	propose to the Board of Directors annually the appointment of the independent auditors who shall be accountable to the Board of Directors and the Audit Committee;

•
recommend to the Board of Directors whether the Company’s financial statements should be included in its Annual Report on Form 10-K prior to filing with the Securities and Exchange Commission. To carry out this responsibility, the Audit Committee shall:

—    review and discuss the audited financial statements with management and the independent auditors;

—    discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of estimates and clarity of disclosures in the financial statements;

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—    review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Company’s independent auditors; and

—    based upon the reviews and discussions, issue its report for inclusion in the Company’s proxy statement;

•
discuss with the independent auditors the overall scope and plans for their audit including adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors Company’s accounting and financial controls.

•
consider whether the provision of services by the independent auditors not related to the audit of the annual financial statement and the review of the interim financial statements included in the Company’s Forms 10-Q for such year is compatible with maintaining the auditor’s independence;

•
review and discuss with management and the independent auditors the Company’s interim financial statements to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission prior to filing. The chair of the committee may represent the entire committee for purposes of the review;

•	regularly report to the Board of Directors its conclusions with respect to the matters that the Audit Committee has considered; and

•	review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

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ANNUAL MEETING OF STOCKHOLDERS

MCG CAPITAL CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bryan J. Mitchell, Steven F. Tunney, and Samuel G. Rubenstein, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Tower Club, 8000 Towers Crescent Drive # 1700, Vienna, Virginia 22182 on May 29, 2002 at 10:00 a.m. (Eastern Time) and at all adjournments thereof, as indicated on this proxy.

(CONTINUED ON REVERSE SIDE)

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PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF STOCKHOLDERS
MCG CAPITAL CORPORATION
MAY 29, 2002

Please Detach and Mail in the Envelope Provided

(x) PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3
1.    The election of the following three persons (except as marked to the contrary) as Directors who will serve as directors of MCG Capital Corporation until 2005, or until their successors are elected and qualified.
	FOR [ ]	WITHHOLD AUTHORITY [ ]	Nominees: Bryan J. Mitchell Robert J. Merrick Wallace B. Millner, III	2. The ratification of the selection of Ernst & Young LLP as independent public accountants for MCG Capital Corporation for the fiscal year ending December 31, 2002.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
				3. To eliminate the fundamental nature of the Company’s investment policies.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through his name on the list at right.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND “FOR” THE PROPOSALS LISTED. If any other business is presented at the meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

PLEASE MARK, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM THE COMPANY PRIOR TO THE EXECUTION OF THIS PROXY OF A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND A PROXY STATEMENT

SIGNATURE		DATE	SIGNATURE		DATE

IF HELD JOINTLY
IMPORTANT:   Please sign your names exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

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